September 24, 2002

EXHIBIT 99.1

ClubCorp, Inc. Announces Intention to Sell $225 Million Senior Notes

ClubCorp, Inc. today announced that it intends to sell $225 million aggregate principal amount of senior notes due 2010 in a private placement. Net proceeds from the sale of the notes will be used to repay a portion of the indebtedness outstanding under ClubCorp’s senior secured credit facility.

This news release does not constitute an offer to sell or the solicitation of an offer to buy the notes. The notes will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from such registration requirements.

About ClubCorp

ClubCorp owns and operates golf courses, country clubs, private business and sports clubs, and resorts.

Please contact Pat Baldwin at ClubCorp, 972.888.7472.

This press release contains “forward-looking statements.” Forward-looking statements are those, which use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “may,” “will,” “should,” “estimate,” “continue” or other comparable expressions. These words indicate future events and trends. Forward-looking statements are ClubCorp’s current views with respect to future events and financial performance. These forward-looking statements are subject to many risks and uncertainties, which could cause actual results to differ significantly from those anticipated by ClubCorp. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K for our fiscal year 2001. It is advisable not to place undue reliance on our forward-looking statements. ClubCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.